                                  EXHIBIT 11.1


                        COMPUTATION OF EARNINGS PER SHARE


                                                           Three Months ended                   Six Months ended
                                                                 June 30,                           June 30,
                                                          2002              2001              2002              2001
                                                       ----------        ----------        ----------        ----------
Net income                                             $  816,024        $1,706,406        $2,704,052        $2,812,585
                                                       ==========        ==========        ==========        ==========

Weighted average number of common
  and common equivalent shares

Weighted average common shares outstanding              2,718,370         2,698,746         2,708,612         2,698,746

Shares issued from assumed exercise of
  common stock equivalents(1)                              90,857            19,704            79,153            17,636
                                                       ----------        ----------        ----------        ----------

Weighted average number of common and
  common equivalent shares outstanding                  2,809,227         2,718,450         2,787,765         2,716,382
                                                       ==========        ==========        ==========        ==========
Earnings per share:
         Basic                                         $      .30        $      .63        $     1.00        $     1.04
                                                       ==========        ==========        ==========        ==========

         Diluted                                       $      .29        $      .63        $      .97        $     1.04
                                                       ==========        ==========        ==========        ==========

(1) The number of common stock equivalents excluded from the computation of earnings per share because they were antidilutive was 82,135 for the three months ended June 30, 2001, and 11,007 and 92,925 for the six months ended June 30, 2002 and 2001, respectively.